                                                                    Exhibit 99.5

                                  [LOGO] HARKEN
                               Energy corportion

                             Shares of Common Stock

                           Offered Pursuant to Rights

                         Distributed to Security Holders

                 , 2003
-----------------

To Our Clients:

     Enclosed for your consideration are a prospectus, dated                 ,
                                                             ----------------
2003 (the "Prospectus"), and the "Instructions as to Use of Harken Energy Corporation Rights Certificates" relating to the offering (the "Rights Offering") by Harken Energy Corporation (the "Company") of shares of its Common Stock (as defined below) pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of shares of its common stock, par value $0.01 per share (the "Common Stock"), and shares of its Series G1 preferred stock and Series G2 preferred stock (collectively, the "Preferred
Stock") at the close of business on               , 2003 (the "Record Date").
                                    --------------
The Rights are described in the Company's Prospectus dated                , 2003
                                                           ---------------
(the "Prospectus").

     In the Rights Offering, the Company is offering an aggregate of
                                                                     -------
shares of Common Stock (the "Underlying Shares"), as described in the Prospectus.

     The Rights will expire, if not exercised, at 5:00 p.m., New York City time,
on               , 2003, unless extended in the sole discretion of the Company
   --------------
(as it may be extended, the "Expiration Date").

     As described in the Prospectus, you will receive one Right for each share of Common Stock owned (or in the case of Preferred Stock, one Right for each share of Common Stock issuable upon conversion) of record as of the close of business on the Record Date.

     Each Right allows you to subscribe for       shares of Common Stock. The
                                            -----
Subscription Price for the Rights is $    per Right (or $    per share of Common
                                      ---                ---
Stock) (the "Subscription Right").

     If any shares of Common Stock offered in the Rights Offering remain unsubscribed after the Rights Offering, Lyford Investments Enterprises Ltd., a creditor of the Company, has agreed to purchase all such shares at the Subscription Price.

     The Rights will be evidenced by non-transferable Rights certificates and will cease to have any value at the close of business on the Expiration Date.

     The materials enclosed are being forwarded to you as the beneficial owner of Common Stock carried by us in your account but not registered in your name. Exercises and sales of rights may be made only by us as the record owner and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed

Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Rights.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised the Subscription Right, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

     Any questions or requests for assistance concerning the Rights Offering should be directed to American Stock Transfer & Trust Company,
                   the Subscription Agent, at (800)    -    .
                                                    --- ----

                         Beneficial Owner Election Form

                                  Instructions

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Harken Energy Corporation (the "Company").

     This will instruct you whether to exercise Rights to purchase shares of the Company's Common Stock distributed with respect to the shares of the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Harken Energy Corporations Rights Certificates."

     Box 1. [ ]   Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

     Box 2. [ ]   Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                          Number of       Subscription
                           Rights            Price           Payment
                        -------------   ----------------   -----------
Subscription Right                    x                  =

     Box 3. [ ]   Payment in the following amount is enclosed $                .
                                                               ----------------
                  (This amount must equal the amount set forth under "Payment" above).

     Box 4. [ ]   Please deduct payment from the following account maintained by you as follows:

----------------------------------           -----------------------------------
         Type of Account                                  Account No.
                                             $
                                              ----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Signature(s)

                                             Please type or print name(s) below:

                                             -----------------------------------

                                             -----------------------------------

Date:                  , 2003
     ------------------